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                                                                    EXHIBIT 99.3

                                     CONSENT

        The undersigned hereby consents to his nomination to serve as a Director of JDS Uniphase Corporation, a Delaware corporation ("JDS Uniphase"), following the merger between JDS Uniphase and SDL, Inc., and to all references to him, that is included or made a part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission, and any amendment thereto.

Dated as of September 1, 2000.

                                            /s/ DONALD R. SCIFRES
                                            ------------------------------------
                                                Donald R. Scifres